Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐ Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

UMB BANK, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

44-0201230

I.R.S. Employer Identification No.

1010 Grand Blvd. Kansas City, Missouri	64106
(Address of principal executive offices)	(Zip Code)

Mauri J. Cowen

UMB BANK, NATIONAL ASSOCIATION

5555 San Felipe, Suite 870

Houston, Texas  77056

(713) 300-0857

(Name, address and telephone number of agent for service)

HARBORONE BANCORP, INC.

(Issuer with respect to the Securities)

Massachusetts	81-1607465
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

770 Oak Street Brockton, Massachusetts	02301
(Address of Principal Executive Offices)	(Zip Code)

5.625% Fixed-to-Floating Rate Subordinated Notes due 2028

(Title of the Indenture Securities)

FORM T-1

Item 1.      GENERAL INFORMATION.  Furnish the following information as to the Trustee.

a)             Name and address of each examining or supervising authority to which it is subject.

The Comptroller of the Currency

Mid-Western District
2345 Grand Avenue, Suite 700
Kansas City, Missouri 64108

Federal Reserve Bank of Kansas City
Federal Reserve P.O. Station
Kansas City, Missouri 64198

Supervising Examiner
Federal Deposit Insurance Corporation
720 Olive Street, Suite 2909
St. Louis, Missouri 63101

b)             Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.     AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                     Items 3-15 are not applicable because, to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.     LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.              A copy of the Articles of Association of the Trustee (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-74008).

2.              Certificate of Authority from the Comptroller of the Currency evidencing a change of the corporate title of the Association (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-74008).

3.              Certificate from the Comptroller of the Currency evidencing authority to exercise corporate trust powers and a letter evidencing a change of the corporate title of the Association (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-74008).

4.              Bylaws, as amended of the Trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-74008).

5.              A copy of each Indenture referred to in Item 4.  Not applicable.

6.              The consent of the Trustee required by Section 321(b) of the Act (Exhibit 6 to Registration Statement No. 333-74008).

7.              Report of Condition of the Trustee as of June 30, 2018 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, UMB BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Kansas City, State of Missouri on the 17th of October, 2018.

By:	/s/ Mauri J. Cowen
Mauri J. Cowen
Senior Vice President

Exhibit 7

(See Attached)

June 2018 FFIEC 041UMB Bank N.A . - ID RSSD# 0000936855 Printed: 07/30/2018 - 03:10 pm Schedule RC Consolidated Report of Condition for Insured Banks and Savings Associations for June 30, 2018 A ll schedules are to be reported in thousands of dollars. Unless otherw ise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC—Balance Sheet 1.a. 1.b. 2.a. 2.b. 2.c. 3.a. 3.b. 4.a. 4.b. 4.c. 4.d. 5. 6. 7. 8. 9. 10. 11. 12. (1) Includes cash items in process of collection and unposted debits. (2) Includes time certif icates of deposit not held f or trading. (3) Item 2.c is to be completed only by institutions that have adopted A SU 2016-01, w hich includes provisions governing the accounting f or investments in equity securities. See the instructions f or f urther detail on A SU 2016-01. (4) Includes all securities resale agreements, regardless of maturity. Dollar A mounts in Thousands A mount As s e ts 1. Cash and balances due f rom depository institutions (f rom Schedule RC-A ): a. Noninterest-bearing balances and currency and coin (1) ................................................................ b. Interest-bearing balances (2) ............................................................................................................ 2. Securities: a. Held-to-maturity securities (f rom Schedule RC-B, column A ) ............................................................ b. A vailable-f or-sale securities (f rom Schedule RC-B, column D) ......................................................... c. Equity s e cur itie s w ith r e adily de te r m inable fair value s not he ld for tr ading (3) .............. 3. Federal f unds sold and securities purchased under agreements to resell: a. Federal f unds sold .............................................................................................................................. b. Securities purchased under agreements to resell (4) ....................................................................... 4. Loans and lease f inancing receivables (f rom Schedule RC-C): a. Loans and leases held f or sale .......................................................................................................... RCON0081 380,030 RCON0071 94,624 RCON1754 1,204,582 RCON1773 6,011,564 RCONJA 22 0 RCONB987 14,916 RCONB989 55,430 RCON5369 3,482 b. Loans and leases held f or investment .............................................. c. LESS: A llow ance f or loan and lease losses .................................... RCONB528 11,631,540 RCON3123 98,298 d. Loans and leases held f or investment, net of allow ance (item 4.b minus 4.c) .................................. 5. Trading assets (f rom Schedule RC-D) .................................................................................................. 6. Premises and f ixed assets (including capitalized leases) ..................................................................... 7. Other real estate ow ned (f rom Schedule RC-M) ................................................................................... 8. Investments in unconsolidated subsidiaries and associated companies .............................................. 9. Direct and indirect investments in real estate ventures ........................................................................ 10. Intangible as s e ts (fr om Sche dule RC-M ) ...................................................................................... 11. Other assets (f rom Schedule RC-F) ...................................................................................................... 12. Total assets (sum of items 1 through 11) .............................................................................................. RCONB529 11,533,242 RCON3545 53,064 RCON2145 215,334 RCON2150 4,931 RCON2130 0 RCON3656 0 RCON2143 117,459 RCON2160 625,994 RCON2170 20,314,652 15

June 2018 FFIEC 041 UMB Bank N.A. - ID RSSD# 0000936855 Printed: 07/30/2018 - 03:10 pm

Schedule RC 16

Schedule RC—Continued

Dollar Amounts in Thousands				Amount	
Liabilities					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			RCON2200	16,646,685	13.a.
(1) Noninterest-bearing [1]	RCON6631	6,255,551			13.a.(1)
(2) Interest-bearing	RCON6636	10,391,134			13.a.(2)
b. Not applicable					
14. Federal funds purchased and securities sold under agreements to repurchase:					
a. Federal funds purchased [2]			RCONB993	378,684	14.a.
b. Securities sold under agreements to repurchase [3]			RCONB995	1,288,008	14.b.
15. Trading liabilities (from Schedule RC-D)			RCON3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			RCON3190	9,858	16.
17. Not applicable					
18. Not applicable					
19. Subordinated notes and debentures [4]			RCON3200	0	19.
20. Other liabilities (from Schedule RC-G)			RCON2930	157,005	20.
21. Total liabilities (sum of items 13 through 20)			RCON2948	18,480,240	21.
22. Not applicable					22.
Equity Capital					
Bank Equity Capital					
23. Perpetual preferred stock and related surplus			RCON3838	0	23.
24. Common stock			RCON3230	21,250	24.
25. Surplus (exclude all surplus related to preferred stock)			RCON3839	750,818	25.
26.					
a. Retained earnings			RCON3632	1,192,464	26.a.
b. Accumulated other comprehensive income [5]			RCONB530	(130,120)	26.b.
c. Other equity capital components [6]			RCONA130	0	26.c.
27.					
a. Total bank equity capital (sum of items 23 through 26.c)			RCON3210	1,834,412	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries			RCON3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)			RCONG105	1,834,412	28.
29. Total liabilities and equity capital (sum of items 21 and 28)			RCON3300	20,314,652	29.

(1) Includes noninterest-bearing demand, time, and savings deposits.
(2) Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
(3) Includes all securities repurchase agreements, regardless of maturity.
(4) Includes limited-life preferred stock and related surplus.
(5) Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments.
(6) Includes treasury stock and unearned Employee Stock Ownership Plan shares.

June 2018 FFIEC 041 UMB Bank N.A. - ID RSSD# 0000936855 Printed: 07/30/2018 - 03:10 pm

Schedule RC 17

Schedule RC—Continued

Memoranda

To be reported with the March Report of Condition.

		Number	
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during **2017**	RCON6724	N/A	M.1.

1a = An integrated audit of the reporting institution's financial statements and its internal control over financial reporting conducted in accordance with the standards of the American Institute of Certified Public Accountants (AICPA) or the Public Company Accounting Oversight Board (PCAOB) by an independent public accountant that submits a report on the institution.

1b = An audit of the reporting institution's financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the institution.

2a = An integrated audit of the reporting institution's parent holding company's consolidated financial statements and its internal control over financial reporting conducted in accordance with the standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately).

2b = An audit of the reporting institution's parent holding company's consolidated financial statements only conducted in accordance with the auditing standards of the AICPA or the PCAOB by an independent public accountant that submits a report on the consolidated holding company (but not on the institution separately).

3 = This number is not to be used.

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

		Date	
To be reported with the March Report of Condition.			
2. Bank's fiscal year-end date (report the date in MMDD format)	RCON8678	N/A	M.2.